As filed with the Securities and Exchange Commission on December 3, 1997
                                                      Registration No. 333-35249
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                                      ON
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________
                         PROSOFT I-NET SOLUTIONS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                        2333 North Broadway, Suite 300
                          Santa Ana, California 92706
                                (714) 953-1200
              (Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Executive Offices)

          Nevada                                 8243                              87-0448639
(State or Other Jurisdiction of        (Primary Standard Industrial     (I.R.S. Employer Identification No.)
Incorporation or Organization)          Classification Code Number)

                              KEITH D. FREADHOFF
                            Chief Executive Officer
                         Prosoft I-Net Solutions, Inc.
                        2333 North Broadway, Suite 300
                          Santa Ana, California 92706
                                (714) 953-1200
              (Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)
                             ____________________
                                   Copy to:
                               William L. Twomey
                             Hewitt & McGuire, LLP
                     19900 MacArthur Boulevard, Suite 1050
                           Irvine, California 92612
                             ____________________
  Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
                             ____________________
  If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
  If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus contained herein is a combined Prospectus relating to securities registered hereby and under Registration Statement No. 333-11247 and Registration Statement No. 333-28993.

                                      ____________________
                                   CALCULATION OF REGISTRATION FEE


                                              Proposed              Proposed
   Title of Each Class         Amount         Maximum               Maximum
      of Securities            to be       Offering Price          Aggregate             Amount of
     to be Registered        Registered     Per Share(1)        Offering Price(1)    Registration Fee(2)
=================================================================================================================================
Common Stock, par value
$0.001 per share(3)            902,305          $11.125          $10,038,143                $3,042
=================================================================================================================================

(1) Calculated pursuant to Rule 457(c) on the basis of the last trade price of the Company's Common Stock on November 28, 1997, as reported by the NASDAQ SmallCap Market.
(2) This registration fee relates to an increase of 902,305 shares in the number of securities being registered by this pre-effective amendment. A filing fee of $6,458 was previously paid with the initial filing of this Registration Statement registering 1,894,258 shares.
(3) An additional 3,387,291 shares of Common Stock to be sold by stockholders (including 379,747 shares issuable upon exercise of outstanding Common Stock purchase warrants) have been registered under an earlier Registration Statement on Form S-1 (File No. 333-11247, filing fee paid $22,192.75) which was initially declared effective by the Securities and Exchange Commission ("SEC") on November 27, 1996, and an additional 595,664 shares of Common Stock to be sold by stockholders have been registered under another Registration Statement on Form S-1 (File No. 333-28993, filing fee paid $1,174) which was initially declared effective by the SEC on July 2, 1997. Both of these Registration Statements are being amended by filing of this Registration Statement pursuant to Rule 429. Accordingly, all three Registration Statements use the Prospectus that is a part of this Registration Statement.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

-------------------------------------------------------------------------------

                         PROSOFT I-NET SOLUTIONS, INC.
                           5,112,732 of Common Stock
             349,999 Shares of Common Stock Issuable Upon Exercise
                       of Common Stock Purchase Warrants

-------------------------------------------------------------------------------

  This Prospectus relates to 5,462,731 Shares of Common Stock, par value $.001 per share, (the "Shares") of Prosoft I-Net Solutions, Inc., a Nevada corporation (the "Company" or "Prosoft"), including 5,112,732 currently outstanding Shares and 349,999 Shares issuable upon exercise of currently outstanding common stock purchase warrants (the "Warrants"). The Shares may be offered and sold from time to time by and for the account of one or more of the stockholders (the "Selling Stockholders") of the Company identified under the caption "Selling Stockholders." The Company will receive no part of the proceeds of such sales, with the exception of the exercise price of such Warrants as may be exercised. The Company will bear all of the expenses incurred in connection with the registration of the Shares.

  The Shares offered by this Prospectus may be sold from time to time by the Selling Stockholders. The distribution of the Shares offered hereby may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders.

  The Selling Stockholders and intermediaries through whom such Shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered, and any profits realized or commission received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

  The Company's Common Stock is currently traded on the NASDAQ SmallCap Market under the symbol "POSO". On November 28, 1997, the closing bid price for the Company's Common Stock was $11.125 per share.

                              ____________________

   THESE SHARES INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS"
                    COMMENCING ON PAGE 6 OF THIS PROSPECTUS.

                              ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ____________________



                The date of this Prospectus is _________, 1997.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING STOCKHOLDER OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

                                                          PAGE
                                                          ----

     Available Information.............................      2
     Incorporation of Certain Documents by Reference...      3
     Forward-Looking Statements........................      4
     The Company.......................................      4
     The Offering......................................      5
     Risk Factors......................................      6
     Use of Proceeds...................................      9
     Selling Stockholders..............................      9
     Plan of Distribution..............................     14
     Legal Matters.....................................     15
     Experts...........................................     15

                             AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained at prescribed rates upon request from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549. The Common Stock of the Company is currently traded in the over-the-counter market and is quoted on NASDAQ, SmallCap Market, and such reports, proxy statements and other information can also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006. In addition, such materials filed electronically by the Company with the Commission are available at the Commission's World Wide Web Site at http://www.sec.gov.

   The Company has filed with the Commission three Registration Statements (Nos. 333-11247, 333-28993 and 333-35249) under the Securities Act with respect to the Shares. This Prospectus, which constitutes a part of those Registration Statements, omits certain information contained in said Registration Statements as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Company's Common Stock, reference is made to such Registration Statements, including the exhibits thereto. Statements contained herein concerning the contents of any contract or any other document are not necessarily complete, and in each instance, reference is made to such contract or other document filed with the Commission as exhibits to the Registration Statements, or otherwise, each such statement being qualified in all respects by such reference. The Registration Statements, including exhibits and schedules thereto, may be inspected and copied as set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company hereby incorporates in this Prospectus by reference the following documents which have been filed with the Commission pursuant to the Exchange Act and made a part hereof:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997;

               (b) The Company's Proxy Statement dated November 20, 1997 related to the Annual Meeting of Stockholders to be held on December 18, 1997; and

               (c) The description of the Company Common Stock as contained in the Company's Registration Statement on Form 8-A dated October 11, 1996.

          Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will furnish without charge, upon written or oral request, to each person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any or all of the documents incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to Prosoft I-Net Solutions, Inc., 2333 North Broadway, Suite 300, Santa Ana, California 92706, Attention: Investor Relations. Telephone number (714) 953-1200.

                           FORWARD-LOOKING STATEMENTS

          This Registration Statement contains statements relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements." Actual results may differ materially from the results discussed in or implied by the forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involves risks and uncertainties. Factors that might cause such a difference include, but are not limited to, those set forth under "Risk Factors" and detailed from time to time in the filings of the Company with the Commission.

                                  THE COMPANY

          The Company is engaged in the business of training individuals in small, medium and large organizations in Internet and Intranet technologies, with a current emphasis on Netscape- and Microsoft-based Internet/Intranet products and solutions. In addition, Prosoft is a certified Microsoft Authorized Technical Education Center, a certified Private Post Secondary Institution in the State of California, and an approved recipient of Job Training Partnership Act funding, the last of which enables the Company to recruit, train and hire its own advanced technology instructor staff. Prosoft also develops proprietary Internet/Intranet courseware and offers customized, on-line, hands-on and instructor-led Internet/Intranet-related courses for end-users, system engineers and developers. The Company expects a significant majority of its revenues will come from the delivery of commercial Internet/Intranet training to the employees of organizations ranging from Fortune 1000 corporations and governmental agencies to small entrepreneurial enterprises throughout the United States.

          The business of the Company was initially operated as a sole proprietorship (the "Proprietorship") beginning in February 1995. In December 1995, Pro-Soft Development Corp., a California corporation ("Old ProSoft") was incorporated and acquired the business from the Proprietorship effective January 1, 1996. In March 1996, the Company entered into a reorganization (the "Reorganization") with Old ProSoft and the Old ProSoft shareholders, whereby (i) the Old ProSoft shareholders received shares of Common Stock of the Company in exchange for their shares of Old ProSoft, (ii) the Company changed its name to ProSoft Development, Inc., and (iii) Old ProSoft became a wholly-owned subsidiary of the Company. The Company changed its name to Prosoft I-Net Solutions, Inc. in October 1996. The Company was incorporated in Nevada in March 1985 as Tel-Fed, Inc. From its incorporation until the Reorganization, the Company had no significant operations.

          Under applicable accounting rules, for financial statement purposes, the Reorganization is required to be accounted for as an acquisition of the Company by Old ProSoft, with the additional shares held by the Company's prior shareholders reflected as a recapitalization of Old ProSoft. As a result, the consolidated financial statements incorporated by reference in this Prospectus for the Company reflect, for the period prior to the Reorganization, the operations of Old ProSoft. Financial statements of the Proprietorship are also incorporated by reference herein. The Company's executive offices are located at 2333 North Broadway, Suite 300, Santa Ana, California 92706 and its telephone number is (714) 953-1200.

                                 THE OFFERING

Common Stock Offered by the Selling Stockholders.........   5,462,731 shares(1)
Common Stock to be outstanding after this Offering.......   11,595,188 shares(1)(2)
Use of Proceeds..........................................   Other than the exercise price of such of the
                                                            Warrants as may be exercised, none of the
                                                            proceeds from the sale of shares by the Selling
                                                            Stockholders will be received by the Company.
                                                            The gross proceeds to the Company in the event
                                                            that all of the Warrants are exercised would be
                                                            approximately $1,959,995.  Any proceeds
                                                            received by the Company will be utilized for
                                                            working capital and general corporate purposes.
NASDAQ SmallCap Symbol...................................   POSO
____________________

(1)  Includes 349,999 shares issuable upon exercise of the Warrants.
(2) Does not include 1,958,305 shares reserved for issuance upon the exercise of outstanding stock options, including 778,800 options granted subject to stockholder approval at the Company's Annual Meeting on December 18, 1997

                                  RISK FACTORS

          INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK AND THE SECURITIES OFFERED HEREBY SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN ADDITION TO THE OTHER FACTORS SET FORTH IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY EVALUATE THE FOLLOWING RISK FACTORS AND THOSE SET FORTH IN THE INFORMATION INCORPORATED HEREIN BY REFERENCE BEFORE MAKING AN INVESTMENT DECISION.

Extremely Limited Operating History

          The Company has an extremely limited operating history, which makes it difficult to predict future operating results. Although the Company was formed in 1985, from its incorporation until its acquisition of Old ProSoft in March 1996, it had no significant operations. The business of the Company was only begun in February 1995 where it was run as the Proprietorship until its acquisition by Old ProSoft in January 1996. The first Company-operated Internet/Intranet Training and Resource Center ("Training Center") was not opened until late 1995. As a result, there is little financial information concerning the business of the Company of the type commonly used by investors to evaluate a potential investment. In addition, certain aspects of the Company's business are relatively new and have not yet been fully tested in the marketplace. The Company has achieved only limited revenues to date. The Company's ability to generate significant revenues in the future is subject to uncertainty, particularly with respect to the Internet/Intranet training on which it intends to focus. There can be no assurances that the Company will be able to address any of those challenges, that its activities will be successful or that significant revenues or profits will result from these activities.

Potential Fluctuations in Operating Results and Expectation of Continuing
Losses

          As a result of the Company's extremely limited operating history as well as the very recent emergence of the market addressed by the Company, the Company has neither internal nor industry-based historical financial data for any significant period of time upon which to base planned operating revenues and expenses. The Company has incurred significant net losses to date and expects to continue to incur losses on a quarterly basis through at least the second quarter of fiscal 1998. The Company expects to be subject to some seasonal fluctuations in its operating results, with revenues in November and December expected to be lower because of decreased enrollment in its classes due to holidays. However, the Company is unable to predict the extent of such seasonal fluctuations with certainty due to its limited operating history.

Uncertainty of Rapidly Evolving Market

          The market for Internet/Intranet products and services has only recently begun to develop and is rapidly evolving. The Company and its prospects must be considered in light of the risks, costs and difficulties frequently encountered by companies in their early stage of development, particularly companies in the new and rapidly evolving Internet market. In order to be successful, the Company must, among other things, continue to attract, retain and motivate qualified training personnel, successfully implement its Internet/Intranet training programs, open new Training Centers as the market demands, respond to competitive developments and successfully develop its internal infrastructure, particularly sales, marketing and administrative personnel and its accounting system. Moreover, due to the intense competition in the emerging markets addressed by the Company, the Company must seek to expand all aspects of its business rapidly, which increases the challenges facing the Company, making it more difficult for the Company to recover from business errors.

Future Capital Requirements and Uncertainty of Future Funding

     Since inception, the Company has been dependent on outside financing to fund its growth. The Company raised approximately $27 million from the private placement of 2,489,922 shares of Common Stock in February through April 1997 and approximately $8.5 million for the private placement of 812,305 shares of Common Stock in November 1997. The Company anticipates that the proceeds from these offerings will be sufficient to meet its needs for working capital expenditures through at least fiscal 1998. However, the Company's long-term capital requirements are dependent on numerous factors, including the rate at which new Training Centers are opened, the profitability of existing Training Centers and the acquisition and/or development of additional training tools.

Risk of Inability to Manage Rapid Growth and Attract Qualified Personnel

     The Company is currently experiencing a period of rapid growth that has placed, and could continue to place, a significant strain on the Company's financial, management and other resources. The Company's ability to manage its growth effectively will require it to continue to improve its operational, financial and management information systems, and to attract, train, motivate, manage and retain key employees. There can be no assurance that management of the Company will be able to effectively manage the expansion of the Company's operations or achieve the rapid execution necessary to fully exploit any potential market opportunity for the Company's products and services. If the Company's management becomes unable to manage growth effectively, the Company's business, operating results and financial condition could be materially adversely affected.

Need to Respond to Rapid Technological Change

     The market for the Company's products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. These market characteristics are exacerbated by the emerging nature of the Internet market and the fact that many companies are expected to introduce new Internet products and services in the near future. The Company's future success will depend in significant part on its ability to continually and on a timely basis introduce new products, services and technologies and to continue to improve the Company's products and services in response to both evolving demands of the marketplace and competitive product offerings.

Dependence on Strategic Affiliates

     The Company has focused and expects to continue to focus on the development of strategic relationships with key strategic affiliates such as Microsoft, Netscape and other Internet and Intranet software developers. The Company's success will depend in part on the success of those strategic affiliates and the Company's ability to establish successful strategic relationships with other entities. Although the Company has entered into informal arrangements with several key strategic affiliates, the Company has not entered into any long-term agreements with any such affiliates and no assurances can be given that such relationships will be maintained.

Highly Competitive Market

     The higher education market is highly competitive. The Company is subject to intense competition from a large number of public and private companies providing training, many of which are older, larger and have greater financial and personnel resources than the Company. In addition, the market for Internet products and services has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants with competing products and services. There can be no assurance that the Company will be able to compete successfully against its current or future competitors or that competition will not have a material adverse effect on the Company's business, operating results and financial condition.

Limited Market for Securities of the Company; Possible Volatility of Stock Price

     There is a limited trading market for the securities of the Company. The Common Stock was approved for quotation on the NASDAQ SmallCap Market effective December 6, 1996. Previously, trading, if any, in the Company's securities was conducted in the over-the-counter market on the NASD OTC Electronic Bulletin Board established for securities that do not meet NASDAQ listing requirements. The market price for the Common Stock of the Company may be highly volatile depending on various factors, including the general economy, stock market conditions, announcements by the Company or its competitors, the trading volume of the Common Stock, and other events or factors.

Shares Eligible for Future Sale

     Future sales of Common Stock by existing stockholders pursuant to Rule 144 under the Securities Act, pursuant to this Registration Statement or otherwise could have an adverse effect on the price of the Company's Common Stock. On December 1, 1997, the Company had outstanding 11,245,189 shares of Common Stock, a majority of which are "restricted securities" as defined in Rule 144 and which may not be sold without registration under the Securities Act unless pursuant to an applicable exemption therefrom. Over 7,900,000 of such shares are eligible for sale under Rule 144, subject to the satisfaction of certain conditions, although holders of approximately 3,500,000 of such shares have agreed not to sell their shares under Rule 144 prior to January 15, 1998 without the prior written consent of the Company. In addition, the Company has registered the sale of up to 5,462,731 shares of Common Stock under the Registration Statements of which this Prospectus is a part. The Company also has registered up to 1,792,500 shares issuable upon exercise of outstanding options to purchase Common Stock of the Company held by employees and consultants of the Company. As of December 1, 1997, 1,160,270 of these options were exercisable. In addition, the Company has granted options to acquire an additional 778,800 shares, subject to approval of the Company's stockholders at the Company's Annual Meeting on December 18, 1997. If approved, the Company intends to register the issuance of these shares, 282,757 of which will be immediately exercisable.

     The Company has had a limited trading volume in its Common Stock to date. Sales of substantial amounts of Common Stock of the Company under Rule 144, this Registration Statement or otherwise could adversely affect the prevailing market price of the Common Stock and could impair the Company's ability to raise capital at that time through the sale of its securities.

No Dividends

     As of the date of this Prospectus, the Company has not paid any cash dividends on its Common Stock and does not intend to declare any such dividends in the foreseeable future. The Company's ability to pay dividends is subject to limitations imposed by Nevada law. Under Nevada law, dividends may be paid to the extent that the corporation's assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

Effect of Anti-Takeover Provisions

     The Company is subject to the anti-takeover provisions of Sections 78.411 through 78.444 of the Nevada Revised Statutes, which restrict certain "combinations" with "interested stockholders" unless certain conditions are met. In addition, the Company's Bylaws provide that the Company's Board of Directors will be divided into three classes of directors serving staggered three-year terms and eliminate the right of stockholders to act by written consent without a meeting, unless such written consent is unanimous. All of the foregoing could have the effect of delaying or deterring unsolicited takeover attempts and could adversely affect prevailing market prices for the Company's Common Stock.

                                USE OF PROCEEDS

     Other than the exercise price of such of the Warrants as may be exercised, the Company will not receive any proceeds from the sale of Shares by the Selling Stockholders. Holders of the Warrants are not obligated to exercise their Warrants, and there can be no assurance that such holders will choose to exercise all or any of such Warrants. The gross proceeds to the Company in the event that all of the Warrants are exercised would be approximately $1,959,995. Any proceeds received by the Company will be utilized for working capital and general corporate purposes.

                              SELLING STOCKHOLDERS

     All of the Shares offered by this Prospectus are being offered by the Selling Stockholders for their own respective accounts. The following table sets forth certain information as of December 1, 1997, with respect to the Selling
Stockholders:

                                                                         Shares                Shares                Shares
                                                                   Beneficially Owned          Covered         Beneficially Owned
                                                                        Prior to                 By                after the
              Name of Selling Stockholder                               Offering             Prospectus           Offering(1)
              ---------------------------                          ------------------        ----------        ------------------

AGAPE International Center of Truth                                     4,000(2)                  4,000(2)              0
Alder, Susan                                                              800(3)                    800                 0
Alhadeff, Victor D.                                                     9,000                     9,000                 0
American Ports Consultants, Inc.                                       95,236(3)                 95,236                 0
Baker, Jason R. & Kelly JTWROS                                            333(3)                    333                 0
Bannister, Henry F.                                                     3,500                     3,500                 0
Banyan Investment Co.                                                   1,530(3)                  1,530                 0
Basson, David N.                                                        1,858(3)                  1,858                 0
Beebe, R. Scott                                                        50,000(3)                 50,000                 0
Betlem Service Corporation                                              9,524                     9,524                 0
Bev Partners                                                           21,000                    21,000                 0
Biggs, John W., D.C.,P.C. Pension Plan & Trust                          5,000                     5,000                 0

                                                                         Shares                Shares                Shares
                                                                   Beneficially Owned          Covered         Beneficially Owned
                                                                        Prior to                 By                after the
              Name of Selling Stockholder                               Offering             Prospectus           Offering(1)
              ---------------------------                          ------------------        ----------        ------------------

Bodon, Michael G.                                                         300(3)                    300                 0
Boyko, Jeffrey A., D.C., P.C. Pension Plan                              3,000                     3,000                 0
Brades, Doreen                                                          4,000(3)                  4,000                 0
Butler, Jeffrey D.                                                      7,071(3)                  7,071                 0
Carter, Kathy                                                           2,560(3)                  2,560                 0
Cecala, Enrico                                                         25,000(3)                 25,000                 0
Chaffetz, Alex                                                         10,800(3)                    800            10,000(4)
Chaffetz, Jason E. & Julie Marie, Trust                                 3,600(3)                  3,600                 0
Chaffetz, John                                                         20,000(3)                 20,000                 0
Clark Fork Medical Associates, P.C. 401(K)
 Profit Sharing Plan                                                    2,000                     2,000                 0
Cochran, Kirby D.                                                     100,000(3)                 50,000            50,000(4)
Common Sense Partners                                                  14,286                    14,286                 0
Cook, Steve                                                               600(3)                    600                 0
Corbin, Brooks A.(21)                                                 121,833(3)(5)               9,333(6)        112,500(7)
Cord Capital LLC                                                        6,000                     6,000                 0
Cox, Craig & Susan                                                      5,000                     5,000                 0
Cranshire Capital L.P.                                                 47,619                    47,619                 0
Crilly, Patrick J.                                                      7,143(3)                  7,143                 0
Cudd & Co.                                                             30,000                    30,000                 0
Cunningham, Joe N.                                                      5,733(3)                  5,733                 0
D'Ambrosio, Christianne C. & Kara C.                                    2,000(3)                  2,000                 0
D'Ambrosio, Kara C.                                                    25,000(3)                 25,000                 0
D'Ambrosio, Louis J.                                                  102,600(3)                102,600                 0
D'Ambrosio, Louis J. & Kara C.                                          1,000(3)                  1,000                 0
D'Ambrosio, Louis J. & Sue R. JTWROS                                   15,000(3)                 15,000                 0
Davies, Paul M.                                                         4,500                     4,500                 0
Defined Benefit Pension Plan of FMCNA                                  49,524                    49,524                 0
Defined Contribution Pension Plan of FMCNA                             11,905                    11,905                 0
Delaware Charter Guarantee & Trust, FBO
 Burt Cohen IRA                                                        12,000                    12,000                 0
DiSanto, Frank J.                                                      57,142                    57,142                 0
Dowling, Benjamin                                                         300(8)                    300(8)              0
DRC Corporation Pension Plan                                           27,999(3)                 27,999                 0
Eagle Growth Limited Partnership                                       50,000                    50,000                 0
Eggleston, Thomas & Mary                                               14,200(3)                 14,200                 0
EGS Associates                                                         42,000                    42,000                 0
Evans, Pat                                                              1,000(3)                  1,000                 0
Ervin, Cohen & Jessup Profit Sharing Plan FBO
 Gary Freedman                                                          3,000                     3,000                 0
Fliege, James R.                                                       25,000(3)                 25,000                 0
Forrester, Michael & Pamela                                               853(3)                    853                 0
Gaeta, Frank                                                            1,000(3)                  1,000                 0

                                                                         Shares                Shares                Shares
                                                                   Beneficially Owned          Covered         Beneficially Owned
                                                                        Prior to                 By                after the
              Name of Selling Stockholder                               Offering             Prospectus           Offering(1)
              ---------------------------                          ------------------        ----------        ------------------
Geary Partners                                                           83,367                  83,367                 0
General Electric Pension Trust, Trustees                                408,164                 408,164                 0
Gilbreth, Joseph Jr. & Jean                                              10,000                  10,000                 0
Gillen, Frank J.                                                         16,140(3)               16,140                 0
Gladstein, Gary S.                                                        5,000                   5,000                 0
Glenn E. White Trust                                                     19,048                  19,048                 0
Gramm, Colton                                                             2,500                   2,500                 0
Granville, Richard                                                        1,000(3)                1,000                 0
Grubbs, Joel                                                              2,660(3)                2,660                 0
Gunn, Bob                                                                 2,660(3)                2,660                 0
Harding, David                                                            2,428(3)                2,428                 0
Hartman, Douglas                                                        725,000(9)               15,000(9)        710,000(10)
Haussman Holdings N.V.                                                   40,000                  40,000                 0
Heiserman & Hamer                                                           921(3)                  921                 0
Herron, Christopher & Elizabeth                                             300(3)                  300                 0
Holt, Dave                                                                1,000(3)                1,000                 0
Honig, Roy & Valeta                                                         500(3)                  500                 0
Hunsaker, Stephen                                                         2,000(3)                2,000                 0
Independent Free Methodist                                               14,762                  14,762                 0
Investor Contacts Ltd.                                                   60,000(11)              60,000(11)             0
IPESA NV                                                                 12,500(3)               12,500                 0
Jackson, Valerie                                                            120(3)                  120                 0
JMB/FEB Partners                                                         10,417                  10,417                 0
J.M. Bryan Family Trust                                                  10,416                  10,416                 0
Johnston, Susan                                                           2,860(3)                2,860                 0
Jones, Milton C.                                                         25,000(3)               25,000                 0
Ketcher, Fred                                                             2,500                   2,500                 0
Keyway Investments                                                       36,000                  36,000                 0
Keyway Investments Limited                                               76,200                  76,200                 0
Khaled, Michael E.                                                      234,800(3)(12)          116,000(12)       118,800(13)
Koch, Ronald R. Living Trust                                              4,000                   4,000                 0
Lowe, Raymond E. IRA                                                     36,000(3)               36,000                 0
Lukoff, Jonathon                                                          5,607(3)                5,607                 0
Lyneis, Donald & Janet                                                      200(3)                  200                 0
Malamut, Mark                                                             1,333(3)                1,333                 0
Manni, Arthur                                                            20,000(3)               20,000                 0
Marathon Investments, LTD                                                30,920(3)               30,920                 0
McCulloch, Patricia                                                       2,667(3)                2,667                 0
Minkoff, Donald E.                                                        2,500                   2,500                 0
Mock, David                                                             130,700(3)(14)          130,700(14)             0
Modiano, Mario                                                            9,600(3)                9,600                 0
Moon, Cynthia                                                               500(3)                  500                 0

                                                                         Shares                Shares                Shares
                                                                   Beneficially Owned          Covered         Beneficially Owned
                                                                        Prior to                 By                after the
              Name of Selling Stockholder                               Offering             Prospectus           Offering(1)
              ---------------------------                          ------------------        ----------        ------------------
Morgan Guaranty Trust Company of New York, as                           113,494                 113,494                 0
Investment Manager for the Alfred F. Sloan
Foundation (Multi-Market Account) (15)
Morgan Guaranty Trust Company of New York, as                           113,494                 113,494                 0
Trustee of the Multi-Market Special Investment Trust
Fund of Morgan Guaranty Trust Company of
New York (15)
Morgan Guaranty Trust Company of New York, as                           680,959                 680,959                 0
Trustee of the Commingled Pension Trust Fund
(Multi-Market Special Investment Fund 11) of
Morgan Guaranty Trust Company of New York (15)
Morgan Guaranty Trust Company of New York, as                           605,297                 605,297                 0
Trustee of the Commingled Pension Trust Fund
(Multi-Market Special Investment Fund 1) of Morgan
Guaranty Trust Company of New York (15)
Morning Star Partners                                                    17,000                  17,000                 0
Mourlas, James                                                            1,000(3)                1,000                 0
NationWide Security                                                      95,238                  95,238                 0
Nosseck, Noel                                                             3,000                   3,000                 0
Olafson, Gregory                                                        100,000(3)(16)          100,000(2)(16)          0
Olafson, Joan                                                             1,330(3)                1,330                 0
Patrou, John P.                                                           5,000                   5,000                 0
Patterson, M. Lisa                                                          500(3)                  500                 0
Peninsula Fund L.P.                                                      33,333                  33,333                 0
Pillsbury, Jill & Taylor                                                  1,000(3)                1,000                 0
Presidio Partners                                                       283,367                 283,367                 0
Resource Services Ltd. Money Purchase Pension                             2,270(3)                2,270                 0
 & Profit Sharing Trust
Richardson, Eric W.(22)                                                 153,166(3)(17)           10,666(18)       142,500(19)
Richardson, William E.(23)                                              123,750(3)(20)           23,750(20)       100,000(4)
Ronchetti, Jennifer Cook                                                    300(3)                  300                 0
ROPAR, LLC                                                               15,000                  15,000                 0
Rosenthal, Murray H.                                                     11,336(3)               11,336                 0
Ruenitz Associates                                                        2,000                   2,000                 0
Schenker, Walter Milton                                                   3,000                   3,000                 0
Schmidt Family Trust                                                      5,000                   5,000                 0
Service Master Company Limited Partnership                              142,857                 142,857                 0
Sheppard, Robert                                                         68,200(3)               68,200                 0
Slawson, Steve                                                            3,000                   3,000                 0
Slobe, Roger D.                                                           1,350(3)                1,350                 0
Smith, Randy                                                              7,830(3)                7,830                 0
Smith, George R.                                                          1,000(3)                1,000                 0
Stevens, Sandra                                                           1,000(3)                1,000                 0
Sullivan, Gregory A.                                                     23,333(3)               23,333                 0

                                                                         Shares                Shares                Shares
                                                                   Beneficially Owned          Covered         Beneficially Owned
                                                                        Prior to                 By                after the
              Name of Selling Stockholder                               Offering             Prospectus           Offering(1)
              ---------------------------                          ------------------        ----------        ------------------
SunAmerica Small Company Growth Fund                                    333,300                 333,300               0
Terreau, William R. & Marilyn J. JTWROS                                     500(3)                  500               0
Thomas, William E.                                                       20,500(3)               20,500               0
Thomas, William E., Custodian for
 Kelly O'Rourke                                                           4,000(3)                4,000               0
Thorp, Terry L. & Pamela A. JTWROS                                        3,000(3)                3,000               0
Travelers Indemnity Co.                                                 285,714                 285,714               0
Trimble, Kelly                                                           92,200(3)                4,200          88,000(4)
Turnbow, Lynn                                                            86,366(3)               86,366               0
Vanderhoof, Michael D.                                                  196,990(3)              149,990          47,000(4)
Wasatch Textiles                                                          9,700(3)                9,700               0
Weinstein, Ronald A.                                                      9,000                   9,000               0
Whisper Investment Company                                                4,000(3)                4,000               0
Whittal Company Limited                                                  19,100                  19,100               0
Whittier Equities Corp.                                                   5,000                   5,000               0
Wittwer, Chet A.                                                          1,000(3)                1,000               0
Wood, Mark                                                                3,500(3)                3,500               0
Wood, Mark & Jerri                                                       10,000(3)               10,000               0
Young, Kenneth M.                                                        30,000(3)               30,000               0
Zane and Alice Feldman Trust                                              2,142(3)                2,142               0
                                                                      ---------               ---------       ---------
                                                                      6,841,531               5,462,731       1,378,800
                                                                      =========               =========       =========

____________________

(1) Assumes that each Selling Stockholder sells all of the Shares to which this Prospectus relates.
(2)  Includes 4,000 shares subject to a currently exercisable warrant.
(3) These Selling Stockholders have agreed generally not to sell, under this Prospectus, more than 1% of their respective Shares held as of November 27, 1996 for each month that elapses after that date unless the consent of the Company is obtained.
(4)  Represents less than 1% of the Company's shares after this offering.
(5) Includes 112,500 shares subject to currently exercisable options and 2,333 shares subject to a currently exercisable warrant.
(6)  Includes 2,333 shares subject to a currently exercisable warrant.
(7)  Represents 1% of the Company's shares after this offering.
(8)  Includes 300 shares subject to a currently exercisable warrant.
(9)  Includes 15,000 shares subject to a currently exercisable warrant.
(10) Represents 6.3% of the Company's shares after the offering.
(11) Includes 60,000 shares subject to a currently exercisable warrant.
(12) Includes 25,000 shares subject to a currently exercisable warrant.
(13) Represents 1.1% of the Company's shares after this offering.
(14) Includes 130,700 shares subject to a currently exercisable warrant.
(15) J.P. Morgan & Co., Incorporated is the ultimate parent of the trustee of each of these stockholders.
(16) Includes 55,000 shares subject to a currently exercisable warrant.

(17) Includes 112,500 shares subject to currently exercisable options and 2,666 shares subject to a currently exercisable warrant.
(18) Includes 2,666 shares subject to a currently exercisable warrant.
(19) Represents 1.3% of the Company's shares after this offering.
(20) Includes 25,000 shares subject to a currently exercisable warrant.
(21) Mr. Corbin is the Chief Financial Officer of the Company.
(22) Mr. Eric Richardson is General Counsel and Secretary of the Company.
(23) Mr. William Richardson is a former member of the Board of Directors of the Company.

                              PLAN OF DISTRIBUTION

     The sale of the Shares by the Selling Stockholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Stockholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices.

     Selling Stockholders may effect such transactions by selling their Shares directly to purchasers, through broker-dealers acting as agents for the Selling Stockholders or to broker-dealers who may purchase Shares as principals and thereafter sell the Shares from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

     The Selling Stockholders and broker-dealers, if any, acting in connection with such sales may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities by them might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

     From time to time this Prospectus will be supplemented and amended as required by the Securities Act. During any time when a supplement or amendment is so required, the Selling Stockholders are to cease sales until the Prospectus has been supplemented or amended. Pursuant to registration rights granted to certain of the Selling Stockholders, the Company has agreed to update and maintain the effectiveness of this Prospectus until April 1999 and, in certain instances, until such shares have been sold or could be sold under Rule 144 within a 90-day period. Certain of the Selling Stockholders also may be entitled to sell their Shares without the use of this Prospectus, provided that they comply with the requirements of Rule 144 promulgated under the Securities Act.

     The Company has agreed to pay the fees and expenses incurred by it in connection with the preparation and filing of the Registration Statements of which this Prospectus is a part.

                                 LEGAL MATTERS

     The validity of the issuance of the Shares offered hereby have been passed upon for the Company by Eric W. Richardson, General Counsel to the Company. As of December 1, 1997, Mr. Richardson beneficially owned 153,166 shares of Common Stock of the Company.

                                    EXPERTS

     The consolidated financial statements of Prosoft I-Net Solutions, Inc. as of July 31, 1997 and 1996, and for the year ended July 31, 1997 and the period from December 8, 1995 (date of incorporation) to July 31, 1996, appearing in Prosoft I-Net Solutions, Inc.'s Annual Report (Form 10-K) for the year ended July 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Professional Development Institute as of December 31, 1995, and for the period from February 1, 1995 (date of inception) to December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Kelly & Company, independent auditors, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

       The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration and NASDAQ filing fees.

Securities and Exchange Commission registration fee...    $ 9,500
Accounting fees and expenses..........................    $ 4,500
Blue sky fees and expenses (including counsel fees)...    $ 2,000
Other legal fees and legal expenses...................    $10,000
Miscellaneous expenses................................    $ 1,000
                                                          -------
     Total............................................    $27,000

Item 15.  Indemnification of Directors and Officers.

       The Nevada Private Corporation Law ("NPCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to (x) any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation and (y) any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The NPCL also permits the corporation to purchase and maintain insurance on behalf of the corporation's directors and officers against any liability arising out of their status as such, whether or not the corporation would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

       The Company's Restated Articles of Incorporation provide that the Company shall indemnify any director or officer of the Company in connection with certain actions, suits or proceedings, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred. The Company is also required to pay any expenses incurred by a director or officer in defending the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that such a provision must not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of illegal distributions. The Company's Restated Articles of Incorporation include a provision eliminating the personal liability of directors for breach of fiduciary duty except that such provision will not eliminate or limit any liability which may not be so eliminated or limited under applicable law.

       The Company's Bylaws generally require the Company to indemnify, as well as to advance expenses, to its directors and its officers to the fullest extent permitted by Nevada Law upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that they are not entitled to indemnification by the Company. The Company has also entered into indemnification agreements with its directors and officers which similarly provide for the indemnification and advancement of expenses by the Company.

       The Company maintains liability insurance for its directors and officers covering, subject to certain exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of the Company.

Item 16.  Exhibits and Financial Statement Schedules.

     (a)  Index of Exhibits

Exhibit                           Description of Exhibits
 No.
-------      -------------------------------------------------------------------
   2         Agreement and Plan of Reorganization dated March 26, 1996 between the Company, Pro-Soft Development Corp. and the shareholders of
             Pro-Soft Development Corp. Filed as Exhibit 2 to the Company's
             Registration Statement on Form S-1 (No. 333-11247) ("Registration
             Statement No. 333-11247") and incorporated herein by reference.*

  3.1        Restated Articles of Incorporation of the Company, as amended.
             Filed as Exhibit 3.1 to Registration Statement No. 333-11247 and incorporated herein by reference.*

  3.2        Amended and Restated Bylaws of the Company. Filed as Exhibit 3.2 to
             Registration Statement No. 333-11247 and incorporated herein by reference.*

   4         Specimen Stock Certificate. Filed as Exhibit 4 to Registration
             Statement No. 333-11247 and incorporated herein by reference.*

   5         Opinion of Eric W. Richardson.

  10.1       Pro-Soft Development Corp. 1996 Stock Option Plan. Filed as Exhibit
             10.1 to Registration Statement No. 333-11247 and incorporated herein by reference.*

  10.2 ProSoft I-Net Solutions, Inc. Amended 1996 Stock Option Plan. Filed as Exhibit 10.2 to Registration Statement No. 333-11247 and incorporated herein by reference.*

Exhibit                           Description of Exhibits
 No.
-------      -------------------------------------------------------------------
   10.3      Stock and Warrant Purchase Agreement dated April 15, 1996 by and among the Company, Donald L. Danks, Keith D. Freadhoff, Douglas
             Hartman and various investors. Filed as Exhibit 10.3 to
             Registration Statement No. 333-11247 and incorporated herein by reference.*

   10.4      Form of Subscription Agreement, entered into in July and August
             1996, between the Company and various investors. Filed as Exhibit
             10.4 to Registration Statement No. 333-11247 and incorporated herein by reference.*

   10.5 Form of Registration and Lock-Up Agreement dated September __, 1996 between the Company and certain of the Selling Stockholders. Filed as Exhibit 10.5 to Registration Statement No. 333-11247 and incorporated herein by reference.*

   10.6      Microsoft/Internet Contract Teaching Agreement dated as of April
             29, 1996 by and between the Company and Merisel, Inc. Filed as
             Exhibit 10.6 to Registration Statement No. 333-11247 and incorporated herein by reference.*

   10.7 AT&T Professional Consultant Agreement dated March 28, 1997 by and between the Company and AT&T Corp.*

   10.8      Lease dated September 29, 1995 between Douglas E. Hartman dba
             Professional Development Institute and Steven R. Layton, as
             Receiver. Filed as Exhibit 10.8 to Registration Statement No. 333-
             11247 and incorporated herein by reference.*

   10.9      Xerox Order Agreement dated September 26, 1995 between Professional
             Development Institute and Xerox Corporation. Filed as Exhibit 10.9 to Registration Statement No. 333-11247 and incorporated herein by reference.*

  10.10      Term Lease Master Agreement dated as of April 19, 1996 between Pro-
             Soft Development Corp. and IBM Credit Corporation. Filed as Exhibit
             10.10 to Registration Statement No. 333-11247 and incorporated herein by reference.*

  10.11      Lease Agreement dated as of June 21, 1996 between Pro-Soft
             Development Corp. and Sanwa Leasing Corporation. Filed as Exhibit
             10.11 to Registration Statement No. 333-11247 and incorporated herein by reference.*

  10.12      Promissory Notes dated July 3, 1996 and July 31, 1996 made by Keith
             Freadhoff in favor of the Company. Filed as Exhibit 10.12 to Registration Statement No. 333-11247 and incorporated herein by reference.*

  10.13 Form of Indemnification Agreement between the Company and its Directors and Officers. Filed as Exhibit 10.13 to Registration
             Statement No. 333-11247 and incorporated herein by reference.*

  10.14      Licensing Agreement dated August 6, 1996 between Street
             Technologies, Inc. and the Company. Filed as Exhibit 10.14 to
             Registration Statement No. 333-11247 and incorporated herein by reference.*

Exhibit                           Description of Exhibits
 No.
-------      -------------------------------------------------------------------
  10.15      Office Building Lease dated as of December 16, 1996 between COSCAN
             California Limited Partnership and the Company. Filed as Exhibit 10
             to the Company's Report on Form 10-Q for the quarter ended January
             31, 1997 and incorporated herein by reference.*

  10.16 Form of Subscription Agreement, entered into in February through April 1997, between the Company and various investors. Filed as
             Exhibit 10.16 to Registration Statement No. 333-11247 and incorporated herein by reference.*

  10.17      Registration Rights Agreement dated as of March 13, 1997 among the
             Company and various investors. Filed as Exhibit 10.17 to Registration Statement No. 333-11247 and incorporated herein by reference.*

  10.18      Subscription Agreement between the Company and General Electric
             Pension Trust dated April 4, 1997. Filed as Exhibit 10.18 to
             Registration Statement No. 333-11247 and incorporated herein by reference.*

  10.19 Escrow Agreement among the Company, General Electric Pension Trust and State Street Bank and Trust dated April 4, 1997. Filed as
             Exhibit 10.19 to Registration Statement No. 333-11247 and incorporated herein by reference.*

  10.20      Secured Promissory Note dated April 9, 1997 in favor of the
             Company. Filed as Exhibit 10.20 to Registration Statement No. 333-
             11247 and incorporated herein by reference.*

  10.21 Form of Subscription Agreement, entered into in November 1997 between the Company and various investors.

  10.22 Registration Rights Agreement dated as of November 12, 1997 among the Company and various investors.

   21        Subsidiaries of the Company. Filed as Exhibit 21 to Registration
             Statement No. 333-11247 and incorporated herein by reference.*

  23.1       Consent of Ernst & Young LLP, Independent Auditors

  23.2       Consent of Kelly & Co., Independent Auditors

  23.3 Consent of Eric W. Richardson (included in the opinion filed as Exhibit 5).

  24         Power of Attorney (included on signature page).

---------------
* Previously filed

     Item 17.  Undertakings.

       The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

       Insofar as indemnification for liabilities arising from the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California on the 1st day of December, 1997.

                                    PROSOFT I-NET SOLUTIONS, INC.

                                    By:  /s/ Keith D. Freadhoff
                                         ----------------------
                                        Keith D. Freadhoff,
                                        Chief Executive Officer

                               POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Keith
D. Freadhoff and Jerrell M. Baird his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (including Registration Statements Nos. 333-11247 and 333-28993 which are amended hereby), any amendments thereto and any Registration Statement for the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

        Signature                      Capacity                    Date
-------------------------   ------------------------------   ----------------

/s/ Keith D. Freadhoff       Chief Executive Officer and     December 1, 1997
-------------------------    Chairman of the Board
    Keith D. Freadhoff       (Principal Executive Officer)


/s/ Donald L. Danks          Vice Chairman and Director      December 1, 1997
-------------------------
    Donald L. Danks

/s/ Brooks A. Corbin         Chief Financial Officer         December 1, 1997
-------------------------    (Principal Financial and
    Brooks A. Corbin         Accounting Officer)


/s/ Andrew Stallman          Director                        December 1, 1997
-------------------------
    Andrew Stallman

/s/ Jeffrey G. Korn          Director                        December 1, 1997
-------------------------
    Jeffrey G. Korn